Exhibit 10.1

This EMPLOYMENT AGREEMENT (the “Agreement“) is entered into as of the 10th day of January (the “Effective Date”) between CDI Corp., a Pennsylvania corporation (the “Company”), and Paulett Eberhart (“Executive”).

WHEREAS, the Company desires to employ Executive, and Executive is willing to be employed by the Company, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

Section 1. Employment. The Company hereby employs Executive, and Executive hereby accepts such employment and agrees to serve as the Company’s President and Chief Executive Officer, and to render services to the Company and its subsidiaries, divisions and affiliates, during the Employment Period set forth in Section 3, subject to the terms and conditions hereinafter set forth. During the Employment Period, the Executive shall report to the Company’s Board of Directors (the “Board”).

Section 2. Management and Board Duties. As President and Chief Executive Officer of the Company, Executive shall carry out such duties as are customarily associated with the positions of president and chief executive officer of a comparable publicly traded company, which duties shall however in all cases be subject to policies set by, and at the direction and control of, the Board. The Company shall, as soon as practicable after the Effective Date, use its reasonable best efforts to have Executive nominated to the Board during the Employment Period. During the Employment Period, Executive shall be afforded the full protection of the indemnification generally available to officers and directors under the Company’s by-laws and shall be subject to the policies applicable to the Company’s senior executives, as may be in effect from time to time (including, without limitation, any share ownership and bonus clawback policies).

Section 3. Term. The term of Executive’s employment under this Agreement (the “Employment Period”) shall commence as of the Effective Date, and, unless sooner terminated pursuant to Section 8 of this Agreement, shall continue until the close of business on the date immediately preceding the third anniversary of the Effective Date.

Section 4. Extent of Services.

(a) General. During the Employment Period, Executive shall devote her full time and attention and give her best efforts, skills and abilities exclusively to the management and operations of the Company and its business and the business of its subsidiaries, divisions and affiliates. Executive shall perform her services hereunder at the Company’s offices in Philadelphia, Pennsylvania and at such other places as are required for the effective management of the Company and its business and the business of its subsidiaries, divisions and affiliates. During the Employment Period, Executive shall, if elected or appointed, serve as a director of the Company and as an executive officer and/or director of any subsidiary, division or affiliate of the Company and shall hold, without any compensation other than that provided for in this Agreement, the offices in the Company and in any such subsidiary, division or affiliate to which Executive may, at any time or from time to time, be elected or appointed.

(b) Outside Activities. During the Employment Period, Executive may not, directly or indirectly, render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the Board’s prior written consent. Notwithstanding the foregoing, with the prior written consent of the Board (which consent will not be unreasonably withheld), Executive may serve on the board of directors of up to two companies (in addition to the Company), provided that such service does not result in a conflict of interest or interfere in any respect with Executive’s duties and obligations to the Company (in each case, as determined by the Board).

Section 5. Compensation and Benefits.

(a) Base Salary. During the Employment Period, Executive shall receive as compensation for her services a salary at the rate of Seven Hundred and Fifty Thousand Dollars ($750,000) per annum payable in equal installments at such intervals as the Company pays its senior executive officers generally (the “Base Salary”). The Base Salary shall be reviewed annually by the Compensation Committee of the Board (the “Compensation Committee”).

(b) Equity Compensation. During Executive’s employment with the Company, Executive shall be eligible to receive equity incentive awards pursuant to the Company’s equity compensation plans, as may be in effect from time to time. In addition, upon approval of the Compensation Committee, Executive shall be granted the following equity incentive awards under the Company’s 2004 Omnibus Stock Plan (the “Plan”):

(i) Stock Appreciation Rights. Executive will be granted 100,000 Stock Appreciation Rights pursuant to the terms of the Plan and the Stock Appreciation Right Agreement attached hereto as Exhibit A.

(ii) Time-Vested Deferred Stock. Executive will be granted 100,000 shares of Time-Vested Deferred Stock pursuant to the terms of the Plan and the Time-Vested Deferred Stock Agreement attached hereto as Exhibit B.

(iii) Performance-Contingent Deferred Stock. Executive will be granted a Performance-Contingent Deferred Stock Award with a threshold, target and maximum payout of 10,000, 50,000 and 100,000 shares of the Company’s common stock, par value $0.10 per share (“Common Stock”), pursuant to the terms of the Plan and the Performance-Contingent Deferred Stock Agreement attached hereto as Exhibit C.

(c) Annual Incentive Compensation. Executive shall be eligible to earn incentive compensation during the Employment Period as follows:

(i) Generally. During the Employment Period, Executive shall be eligible to earn an annual performance-based cash bonus based on such individual and/or Company performance goals as may be reasonably determined by the Compensation Committee. The performance goals established by the Compensation Committee shall include a target performance goal, a maximum performance goal and such other goals as the Compensation Committee shall determine to be appropriate. The bonus to be paid to Executive upon attaining the target performance goal for any calendar year shall be 80% of Executive’s Base Salary and the bonus to be paid to Executive upon attaining the maximum performance goal for any calendar year shall be 120% of Executive’s Base Salary. An appropriately prorated portion of Executive’s (i) target bonus will be paid for any year in which Executive’s performance exceeds the threshold level of performance but does not meet the target level of performance or (ii) maximum bonus will be paid for any year in which Executive’s performance exceeds the target level of performance but does not meet the maximum level of performance.

(ii) Bonus Payment. All bonuses payable under this Section 5(c) shall comply with the deductibility rules of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and shall be paid to Executive within two weeks after the delivery of audited financial statements to the Company for the prior calendar year, but in no event later than March 15th of the year following the year in which the bonus was earned. Notwithstanding anything contained herein to the contrary, and except as otherwise provided in Section 8(b)(ii), payment of any bonus under this Section 5(c) shall be contingent on Executive’s employment on the bonus payment date.

(iii) Automatic Bonus Deferrals. Notwithstanding anything contained herein to the contrary, until Executive has achieved the required level of Company ownership, as set forth in the Company’s executive stock ownership guidelines (as may be amended from time to time), 25% of Executive’s earned bonuses shall be automatically deferred under the Company’s Stock Purchase Plan (the “SPP”) in accordance with the terms thereof; provided, however, that for purposes of the SPP, any termination of employment by Executive for Good Reason shall be deemed a termination by the Company without Cause.

(d) Employee Benefits. During the Employment Period, Executive shall be eligible to participate in the Company’s employee benefit plans (such as health, medical, dental, life insurance, retirement, and deferred compensation plans), other than bonus plans, on the same basis as the Company’s other senior executive officers. Executive will also be eligible to participate in the Company’s Executive Stock Purchase Opportunity Program (as may be amended from time to time) during the Employment Period. In addition, Executive shall be encouraged to take reasonable vacation at such times as are mutually convenient to Executive and the Company, but shall not have a fixed number of vacation days per year.

(e) Relocation Benefits. Executive shall be required to relocate her primary residence to the Philadelphia metropolitan area by no later than the first anniversary of the Effective Date. The Company agrees that Executive may maintain her current Plano, Texas residence until the first anniversary of the Effective Date and during that period may utilize on a temporary basis a corporate apartment in Philadelphia, Pennsylvania to be rented and maintained by the Company as business space for the use by its senior executives. It is anticipated that such apartment shall be a three-bedroom apartment with a monthly rental of approximately $4,300, and that Executive shall be present during such one-year period in Philadelphia during normal working hours, and as otherwise necessary, on Monday through Friday of each week (excluding designated holidays and subject to travel for business purposes). In addition, to assist Executive’s search for her initial primary residence in the Philadelphia, Pennsylvania metropolitan area, the Company shall reimburse Executive’s reasonable relocation costs for (i) house hunting trips (Executive and spouse, economy coach airfare, and a reasonable car rental), (ii) closing costs for sale of Executive’s current Plano, Texas residence and purchase of such new primary residence (i.e., title insurance, recording fees, real estate transfer taxes, flood certification, recording/notary fees, attorney’s fees and surveys/inspections) and (iii) upon purchase of such primary residence, moving costs (up to two automobiles, and packing and shipping of household furniture and household personal effects).

(f) Tax Withholding. All payments to Executive or her estate made pursuant to this Agreement shall be subject to such withholding as may be required by any applicable laws.

Section 6. Executive Stock Purchase and Share Ownership Requirements. Within 20 days after the Effective Date, Executive shall purchase at market prices $500,000 of Common Stock under the Company’s Executive Stock Purchase Opportunity Program, pursuant to which the Company will grant Executive 0.4 shares of restricted Common Stock (subject to a 5 year vesting schedule and the terms and conditions of Executive Stock Purchase Opportunity Program and the related award agreements) for each such share of Common Stock purchased by Executive. In addition, during Executive’s employment with the Company, Executive shall not, and Executive agrees not to, dispose of any shares of Common Stock except for shares of Common Stock in excess of the following holdings:

(i) $1,000,000 through the second anniversary of the Effective Date;

(ii) $1,500,000 through the third anniversary of the Effective Date;

(iii) $2,000,000 through the fourth anniversary of the Effective Date;

(iv) $2,500,000 through the fifth anniversary of the Effective Date; and

(v) $3,000,000 after the fifth anniversary of the Effective Date (with such amount to be adjusted for increases in Base Salary to maintain a 4x multiple of Base Salary, and the remaining amounts to be adjusted proportionately).

Section 7. Expense Reimbursements.

(a) General. During the Employment Period, the Company shall reimburse Executive for all reasonable and itemized out-of-pocket expenses incurred by Executive in the ordinary course of the Company’s business, provided such expenses are properly reported to the Company in accordance with its accounting procedures.

(b) Legal Fees. The Company shall reimburse Executive for the legal fees and expenses that she incurs in connection with the negotiation and execution of the Agreement (and any term sheet in connection therewith), but not in an amount in excess of $10,000. Such reimbursement shall be made within 30 days after submission by Executive of evidence of the incurrence of such expenses, but in no event shall such reimbursement be made later than March 15, 2011.

Section 8. Termination.

(a) General. The Employment Period and Executive’s employment with the Company may be terminated by either the Board on behalf of the Company or Executive as provided in this Section 8(a). Upon any termination of employment, Executive shall resign, and shall be deemed to have resigned, from all positions she then holds with the Company and its subsidiaries and affiliates. Following any termination of Executive’s employment hereunder, all obligations of the Company under this Agreement shall terminate except as otherwise provided in Section 8(b) below.

(i) Death and Disability. The Employment Period and Executive’s employment with the Company shall terminate immediately upon Executive’s death. In addition, the Company may terminate the Employment Period and Executive’s employment with the Company immediately due to her “Total Disability,” which shall have the same meaning as in the Company’s Long Term Disability Benefits Program, or such other comparable program as may then be in effect that provides long term disability coverage to the Company’s management employees.

(ii) Termination by the Company With or Without Cause. The Company may immediately terminate the Employment Period and Executive’s employment with or without “Cause.” Cause shall mean (i) Executive’s conviction of, or entry of a plea of either guilty or no contest to a charge of, commission of a felony or other crime involving moral turpitude; (ii) Executive’s willful failure or refusal to satisfactorily perform such services as may be reasonably delegated or assigned to Executive, consistent with her position, by the Board; provided that the Company provides written notice to Executive of its intention to terminate Executive for Cause as the result of such refusal or failure, and Executive fails, to the reasonable satisfaction of the Board, to cure such refusal or failure within ten days after the notice was given to Executive; (iii) Executive’s willful misconduct or gross negligence in connection with the performance of her duties that adversely affects Executive’s ability to perform her duties for the Company or adversely affects the Company or (iv) Executive’s material breach of any of the terms or conditions of the Agreement (including, without limitation, her failure to relocate her primary residence to the Philadelphia, Pennsylvania metropolitan area as provided in Section 5(e)).

(iii) Termination by Executive With or Without Good Reason. Executive may terminate her employment with the Company at any time with or without “Good Reason” upon 90 days advance written notice to the Company (provided that the Company may shorten such notice period in its sole discretion) (such 90 day or shorter period, as the case may be, the “Notice Period”). Good Reason shall mean (i) a material office relocation that increase Executive’s daily commute by 50 or more miles, (ii) a material reduction in Executive’s duties and (iii) a reduction in Base Salary or the failure to pay compensation when owed, other than inadvertent mistakes or failures which are corrected.

(b) Severance.

(i) General. In the event that Executive’s employment is terminated for any reason during the Employment Period, Executive shall be entitled to receive all accrued but unpaid base salary and all vested benefits earned under the Company’s employee benefit plans in accordance with the terms thereof.

(ii) Termination Without Cause or Termination for Good Reason. In the event that the Company terminates Executive’s employment without Cause (other than due to Total Disability) or Executive terminates her employment for Good Reason, in either case, during the Employment Period, Executive shall be entitled to receive, in addition to the benefits set forth in Section 8(b)(i) above and contingent upon Executive’s execution of a general waiver and release of claims in form and substance satisfactory to the Company, such that such waiver and release is effective, with all revocation periods having expired unexercised, by no later than the 60th day after such termination:

(1) continued base salary for the lesser of 12 months (commencing after the Notice Period) or the remainder of the Employment Period (if any, after the Notice Period ends) (such lesser period, the “Severance Period”),

(2) reimbursement for COBRA premiums during the Severance Period;

(3) any bonus earned in a prior completed fiscal year that has not been paid as of Executive’s termination date;

(4) a bonus for the year of termination equal to the bonus payable under the Company’s annual bonus plan for such year based on the achievement of the actual performance criteria for such year (but in no event greater than Executive’s target bonus amount for the year of termination), pro-rated for the number of days actually worked by Executive in such year of termination over 365 and payable when other senior executives are paid; and

(5) any Performance-Contingent Deferred Stock Award (or portion thereof) that was fully earned, but not settled, prior to the termination date, with such award to be settled on the first payroll date coincident with or next following the 60th day after such termination.

Notwithstanding the foregoing, any amounts under clauses (1), (3), (4) and (5) above that would otherwise be paid to Executive prior to the 60th day after her termination of employment shall instead be withheld and paid on the first payroll date coincident with or next following the 60th day after her termination of employment. In addition, the Company’s obligation to provide the severance benefits set forth in clauses (1) and (2) above shall terminate on the date on which Executive becomes employed by a new employer.

Section 9. Representations, Warranties and Acknowledgements of Executive.

(a) Executive represents and warrants that her experience and capabilities are such that the provisions of Section 10 will not prevent her from earning her livelihood, and acknowledges that it would cause the Company serious and irreparable injury and cost if Executive were to use her ability and knowledge in competition with the Company or to otherwise breach the obligations contained in Section 10.

(b) Executive acknowledges that (i) during Executive’s employment with the Company, Executive will continue to have access to Confidential Information (as defined below); (ii) such Confidential Information is proprietary, material and important to the Company and its non-disclosure is essential to the effective and successful conduct of the Company’s business; (iii) the Company’s business, its customers’ business and the businesses of other companies with which the Company may have commercial relationships could be damaged by the unauthorized use or disclosure of this Confidential Information; and (iv) it is essential to the protection of the Company’s goodwill and to the maintenance of the Company’s competitive position that the Confidential Information be kept secret, and that Executive not disclose the Confidential Information to others or use the Confidential Information to Executive’s advantage or the advantage of others.

(c) Executive acknowledges that as the Company’s President and Chief Executive Officer, Executive will (i) be put in a position of trust and confidence and have access to Confidential Information, (ii) supervise the operations and employees of the Company, (iii) continue to be in contact with customers and prospective customers, (iv) participate in the preparation and submission of bids and proposals to customers and prospective customers and (v) be responsible for the formulation and implementation of the Company’s strategic plans.

(d) Executive acknowledges that as the Company’s President and Chief Executive Officer, it is essential for the Company’s protection that Executive be restrained following the termination of Executive’s employment with the Company from (i) soliciting or inducing any of the Company’s officers and management employees to leave the Company’s employ, (ii) hiring or attempting to hire any of the Company’s officers or management employees, (iii) soliciting the Company’s customers and suppliers for a competitive purpose and (iv) competing against the Company for a reasonable period of time.

(e) Executive represents and warrants that Executive is not bound by any other agreement, written or oral, which would preclude Executive from fulfilling all the obligations, duties and covenants in this Agreement. Executive also represents and warrants that Executive will not use, in connection with her employment under this Agreement, any materials which may be construed to be confidential to a prior employer or other persons or entities. In the event of a breach of this Section 9 which results in damage to the Company, Executive will indemnify and hold the Company harmless with respect to such damage.

References in this Section 9 to the Company shall include the Company, its subsidiaries, divisions and affiliates.

Section 10. Executive’s Covenants and Agreements.

(a) Executive agrees to maintain full and complete records of all transactions and of all services performed by Executive on behalf of the Company and to submit this information to the Company in the manner and at the times that the Company may, from time to time, direct.

(b) Executive agrees to devote Executive’s entire productive time, ability and attention to the Company’s business during the Employment Period. Executive further agrees not to, directly or indirectly, render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the Board’s prior written consent.

(c) Executive agrees to abide by and comply with all personnel and company practices and policies applicable to Executive.

(d) Executive shall promptly and completely disclose to the Company and the Company or its customers will own all rights, title and interest to any Inventions (as defined below) made, recorded, written, first reduced to practice, discovered, developed, conceived, authored or obtained by Executive, alone or jointly with others, during Executive’s employment with the Company (whether or not such Inventions are made, recorded, written, first reduced to practice, discovered, developed, conceived, authored or obtained during working hours) and for one year after termination of Executive’s employment with the Company. Executive agrees to take all such action during employment with the Company or at any time thereafter as may be necessary, desirable or convenient to assist the Company or its customers in securing patents, copyright registrations, or other proprietary rights in such Inventions and in defending and enforcing the Company’s or such customer’s rights to such Inventions, including without limitation the execution and delivery of any instruments of assignments or transfer, affidavits, and other documents, as the Company or its customers may request from time to time to confirm the Company’s or its customers’ ownership of the Inventions. Executive represents and warrants that as of the date hereof there are no works, software, inventions, discoveries or improvements (other than those included in a copyright or patent of application therefor) which were recorded, written, conceived, invented, made or discovered by Executive before entering into this Agreement and which Executive desires to be removed from the provisions of this Agreement.

(e) For purposes of this Agreement, “Inventions” means concepts, developments, innovations, inventions, information, techniques, ideas, discoveries, designs, processes, procedures, improvements, enhancements, modifications (whether or not patentable), including, but not limited to, those relating to hardware, software, languages, models, algorithms and other computer system components, and writings, manuals, diagrams, drawings, data, computer programs, compilations and pictorial representations and other works (whether or not copyrightable). Inventions does not include those which are made, developed, conceived, authored or obtained by Executive without the use of the Company’s resources and which do not relate to any of the Company’s past, present or prospective activities.

(f) During and after Executive’s employment with the Company, Executive will hold all of the Confidential Information (as defined below) in the strictest confidence and will not use any Confidential Information for any purpose and will not publish, disseminate, disclose or otherwise make any Confidential Information available to any third party, except as may be required in connection with the performance of Executive’s duties hereunder.

(g) For purposes of this Agreement, “Confidential Information” means all information, data, know-how, systems and procedures of a technical, sensitive or confidential nature in any form relating to the Company or its customers, including without limitation about Inventions, all business and marketing plans, marketing and financial information, pricing, profit margin, cost and sales information, operations information, forms, contracts, bids, agreements, legal matters, unpublished written materials, names and addresses of customers and prospective customers, systems for recruitment, contractual arrangements, market research data, information about employees, suppliers and other companies with which the Company has a commercial relationship, plans, methods, concepts, computer programs or software in various stages of development, passwords, source code listings and object code.

(h) All files, records, reports, programs, manuals, notes, sketches, drawings, diagrams, prototypes, memoranda, tapes, discs, and other documentation, records and materials in any form that in any way incorporate, embody or reflect any Confidential Information or Inventions will belong exclusively to the Company and its customers and Executive will not remove from the Company’s or its customers’ premises any such items under any circumstances without the prior written consent of the party owning such item. Executive will deliver to the Company all copies of such materials in Executive’s actual or constructive control upon the Company’s request or upon termination of Executive’s employment with the Company and, if requested by the Company, will state in writing that all such materials were returned.

(i) If the Company shall so elect upon five business days prior written notice to Executive, (i) Executive shall agree during the Employment Period and at all times thereafter, to refrain from making or publishing any disparaging or false statements, oral or written, about the Company, its customers or its vendors, or any of their respective officers, directors, employees or affiliates and (ii) the Company shall agree, except as required by applicable law, rule or regulation, not to authorize any of its senior executives to make any disparaging or false statements, oral or written, about Executive.

(j) During the Employment Period and continuing until the later of (A) six months following any termination of employment (which six month period shall commence at the end of any notice period, including, without limitation, the Notice Period) or (B) the expiration of the Severance Period, if any), Executive agrees not to: (i) own, manage, operate, finance, join, control, or participate in the ownership, management, operation, financing or control of, or be connected, directly or indirectly, as proprietor, partner, shareholder, director, officer, executive, employee, agent, creditor, consultant, independent contractor, joint venturer, investor, representative, trustee or in any other capacity or manner whatsoever with, any entity that engages or intends to engage in any Competing Business (as defined below) anywhere in the world, (ii) directly or indirectly, solicit, interfere with or attempt to entice away from the Company, any employees of the Company or anyone who was one of the Company’s employees within 12 months prior to such contact, solicitation, interference or enticement or (iii) contact, solicit, interfere with or attempt to entice away from the Company, any customer on behalf of a Competing Business. “Competing Business” means any business or other enterprise which engages in the staffing business. Ownership of not more than 2% of the outstanding stock of any publicly traded company shall not be a violation of this Section 10(j) so long as Executive does nor participate in the management of such company.

References in this Section 10 to the Company shall include the Company, its subsidiaries, divisions and affiliates.

Section 11. Remedies. Executive acknowledges that her promised services hereunder are of a special, unique, unusual, extraordinary and intellectual character, which give them peculiar value the loss of which cannot be reasonably or adequately compensated in an action of law, and that, in the event there is a breach hereof by Executive, the Company will suffer irreparable harm, the amount of which will be impossible to ascertain. Accordingly, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach or to enforce specific performance of the provisions or to enjoin Executive from committing any act in breach of this Agreement. The remedies granted to the Company in this Agreement are cumulative and are in addition to remedies otherwise available to the Company at law or in equity. If the Company is obliged to resort to the courts for the enforcement of any of the covenants of Executive contained in Section 10 hereof, each such covenant shall be extended for a period of time equal to the period of such breach, if any, which extension shall commence on the later of (i) the date on which the original (unextended) term of such covenant is scheduled to terminate or (ii) the date of the final court order (without further right of appeal) enforcing such covenant.

Section 12. Code Section 409A. This Agreement is intended to comply with Code Section 409A, and the parties hereto agree to interpret, apply and administer this Agreement in the least restrictive manner necessary to comply therewith and without resulting in any increase in the amounts owed hereunder by the Company. Notwithstanding any other provision of this Agreement to the contrary, if Executive is a “specified employee” within the meaning of Code Section 409A and the regulations issued thereunder, and a payment or benefit provided for in this Agreement would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after Executive’s “separation from service” (within the meaning of Code Section 409A), then such payment or benefit required under this Agreement shall not be paid (or commence) during the six-month period immediately following Executive’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six-month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to Executive in a lump-sum cash payment on the earlier of (i) the first regular payroll date of the seventh month following Executive’s separation from service or (ii) the 10th business day following Executive’s death. If Executive’s termination of employment hereunder does not constitute a “separation from service” within the meaning of Code Section 409A, then any amounts payable hereunder on account of a termination of Executive’s employment and which are subject to Code Section 409A shall not be paid until Executive has experienced a “separation from service” within the meaning of Code Section 409A. In addition, no reimbursement or in-kind benefit shall be subject to liquidation or exchange for another benefit and the amount available for reimbursement, or in-kind benefits provided, during any calendar year shall not affect the amount available for reimbursement, or in-kind benefits to be provided, in a subsequent calendar year. Any reimbursement to which Executive is entitled hereunder shall be made no later than the last day of the calendar year following the calendar year in which such expenses were incurred. Each severance installment contemplated under Section 8 hereof shall be treated as a separate payment in a series of separate payments under Treasury Regulation Section 1.409A-2(b)(2)(iii).

Section 13. Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

Section 14. Notices. All notices required or permitted hereunder shall be made in writing by hand-delivery, certified or registered first-class mail, or air courier guaranteeing overnight delivery to the other party at the following addresses:

To the Company:

CDI Corp.

3500 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA 19103

Attention: Board of Directors

with a required copy to:

CDI Corp.

3500 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA 19103

Attention: General Counsel

To Executive:

At her address in the Company’s records,

or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received when delivered by hand, if personally delivered; on the third day next succeeding the date of mailing if sent by certified or registered first-class mail; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

Section 15. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the maximum extent compatible with the applicable law.

Section 16. Governing Law; Exclusive Choice of Forum. The implementation and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflicts of law provisions thereof. The parties hereby submit to the exclusive jurisdiction of, and waive any venue objections against, the United States District Court for the Eastern District of Pennsylvania and the state and local courts of the Commonwealth of Pennsylvania, Philadelphia County, for any litigation arising out of this Agreement.

Section 17. Binding Effect and Assignability. The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns. Executive’s rights under this Agreement shall not, in any voluntary or involuntary manner, be assignable and may not be pledged or hypothecated without the prior written consent of the Company. This Agreement may be assigned by the Company.

Section 18. Counterparts; Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only.

Section 19. Survival. Notwithstanding the termination of this Agreement or Executive’s employment with the Company for any reason, Sections 8(b) and 9 through and including 20 shall survive any such termination.

Section 20. Entire Agreement. This instrument constitutes the entire agreement with respect to the subject matter hereof between the parties hereto and, except as specified herein, replaces and supersedes as of the date hereof any and all prior oral or written agreements and understandings between the parties hereto (including, without limitation, any term sheets). This Agreement may only be modified by an agreement in writing executed by both Executive and the Company.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

CDI CORP.

/s/ Michael J. Emmi
By: Michael J. Emmi
Title: Director

PAULETT EBERHART

/s/ Paulett Eberhart

EXHIBIT A

FORM OF STOCK APPRECIATION RIGHT AGREEMENT

CDI Corp.

STOCK APPRECIATION RIGHTS AGREEMENT

1. Grant of SARs. The Company hereby grants to Paulett Eberhart (the “Recipient”) 100,000 stock appreciation rights (the “SARs”). This grant is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms of this Agreement and the Plan, the Plan will prevail.

2. Definitions.

(a) “Board” means the Board of Directors of CDI Corp.

(b) “Cause” shall have the same meaning as is set forth in an employment agreement, engagement agreement, “covenants and agreements” or similar document between the Recipient and the Company. If there is no such agreement or document, then Cause shall mean:

(i)	Recipient’s rendering services while under the influence of alcohol or illegal drugs;

(ii)	Recipient’s performing any act of dishonesty, other than an act with immaterial consequences, in rendering services to the Company, including, without regard to materiality, falsification of records, expense accounts or other reports;

(iii)	Recipient’s conviction, whether by judgment or plea, of any crime which constitutes a felony or which constitutes a misdemeanor involving violence, fraud, embezzlement or theft;

(iv)	Recipient’s violation of any law or agreement which results in the entry of a judgment or order enjoining or preventing Recipient from such activities as are essential for Recipient to perform services for the Company;

(v)	Recipient’s violation of any of the Company’s policies which provide for termination of employment as a possible consequence of such violation;

(vi)	conduct engaged in by Recipient which is injurious (other than to an immaterial extent) to the Company;

(vii)	the Company’s receipt of reliable information from any source of Recipient’s entering into or intending to enter into competition with the Company; or

(viii)	refusal to perform such duties as may be delegated or assigned to Recipient, consistent with the Recipient’s position, by her supervisor.

(c) “CDI Stock” means CDI Corp. common stock, par value $.10 per share.

(d) “Committee” means the Compensation Committee of the Board or its successor.

(e) “Company,” as the context requires, means CDI Corp., CDI Corp. and its subsidiaries, or the individual subsidiary of CDI Corp. which employs or retains the Recipient.

(f) “Date of Exercise” means the first anniversary of the Date of Notice.

(g) “Date of Grant” means January     , 2011.

(h) “Date of Notice” means the date on which the Recipient’s notice of intent to exercise required by Section 6 below is received by the Company.

(i) “Disability” means a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(j) “Exercise Price” means $        .        , the Fair Market Value of one share of CDI Stock on the Date of Grant.

(k) “Fair Market Value” means the closing price of actual sales of CDI Stock on the New York Stock Exchange composite tape on a given date or, if there are no such sales on such date, the closing price of CDI Stock on such Exchange on the last preceding date on which there was a sale.

(l) “Grant” means the grant of SARs to the Recipient which is described in Section 1 of this Agreement.

(m) “Plan” means the CDI Corp. 2004 Omnibus Stock Plan.

(n) “Retirement” means the Recipient’s voluntary resignation from the Company:

(i)	on or after the date that Recipient satisfies one of the following combinations of age and years of service with the Company:

•	60 years of age and 20 years of service;

•	62 years of age and 15 years of service; or

•	65 years of age and 5 years of service; or

(ii)	at such earlier date as may be approved by the Committee, in its sole discretion.

(o) “Termination Date” means, notwithstanding anything contained in the Plan to the contrary, the earliest of the following:

(i)	the fifth anniversary of the Date of Grant;

(ii)	the date on which the Recipient’s employment or engagement with the Company is terminated by the Company for Cause;

(iii)	subject to Section 4(b) below, the date two weeks after the date on which the Recipient’s employment or engagement with the Company is terminated through the Recipient’s resignation or by the Company for reasons other than for Cause; or

(iv)	the date six months after the date on which the Recipient’s employment or engagement with the Company is terminated as a result of the Recipient’s death, Disability or Retirement; or

3. Value of the SARs. The SARs shall entitle the Recipient, upon exercise, to receive:

a)	In the event that the Fair Market Value on the Date of Exercise exceeds the Fair Market Value on the Date of Notice, a number of shares of CDI Stock (rounded down to the nearest whole number) having a Fair Market Value on the Date of Notice equal to (i) the excess of the Fair Market Value on the Date of Notice over the Exercise Price, multiplied by (ii) the number of SARs being exercised.

b)	In the event that the Fair Market Value on the Date of Exercise does not exceed the Fair Market Value on the Date of Notice, a number of shares of CDI Stock (rounded down to the nearest whole number) having a Fair Market Value on the Date of Exercise equal to (i) the excess of the Fair Market Value on the Date of Exercise over the Exercise Price, multiplied by (ii) the number of SARs being exercised.

The number of shares of CDI Stock payable to the Recipient will be decreased in accordance with Section 7 below regarding tax withholding.

4. Period of Exercise.

a)	No SARs shall be exercisable unless they have vested in accordance with Section 5 hereof. A notice of intent to exercise may be provided with respect to any vested portion of the SAR at any time until the Termination Date. A notice of intent to exercise may not be provided on or after the Termination Date, and any notice of intent to exercise provided on or after such date shall be null and void ab initio.

b)

If, following the termination of the Recipient’s employment or engagement with the Company either through the Recipient’s resignation or by the Company for reasons other than for Cause, all or a portion of the subsequent two-week period during which the Recipient may exercise the SARs (pursuant to Section 2(o)(iii) above) falls within a stock trading blackout period (as determined by the Company’s General Counsel) and the Recipient was subject to the Company’s blackout policy prior to termination, then the Recipient may not provide a notice of intent to exercise the SARs during the blackout period, and the Termination Date will be extended until after the blackout ends, by the same number of days in the two-week period that the holder was unable to provide a notice of intent to exercise the SARs due to the blackout restrictions; provided, however, that in no event shall the Termination Date be extended beyond the fifth anniversary of the Date of Grant. (For example, if the employment of an employee who has been subject to the Company’s blackout policy is terminated by the Company without Cause on June 27 and a blackout period begins on July 1, then the employee may provide notice of intent to exercise his or her SARs during the 3-day period from June 28 through June 30, but may not provide such notice beginning on July 1 until the blackout period ends. However, the employee may provide notice of intent to exercise the SARs during an 11-day period starting immediately after the blackout ends, or until the 5th anniversary of the Date of Grant, if earlier.)

5. Vesting. Subject to the Recipient’s continuous employment with the Company from the Date of Grant until the applicable vesting date, the SARs will vest at the rate of 33 and 1/3% per year on each of the first three anniversaries of the Date of Grant. All unvested SARs shall be forfeited upon the Recipient’s termination of employment with the Company for any reason.

6. Manner of Exercise. The SARs shall be exercisable by a written notice of intent to exercise (which may be done by e-mail) from the Recipient to the Company’s designated Human Resources Administrator, which shall state the number of SARs to be exercised; provided, however, that the Company may at any time hereafter notify the Recipient of a web-based or other method of exercising SARs, which other method may supplement or replace the previously-described written notice as the required method of exercising the SARs. A notice of intent to exercise shall not be given effect until (and the actual exercise date of the SARs shall be) the first anniversary of the Date of Notice, and once provided, a notice of intent to exercise may not be revoked. The SARs granted to the Recipient may be exercised in whole or in part. The SARs can only be exercised as to whole numbers of SARs.

7. Tax Withholding. The number of shares of CDI Stock to be delivered to the Recipient upon exercise of the SARs shall be reduced by the number of shares having a Fair Market Value equal to all taxes (including, without limitation, federal, state, local or foreign income or payroll taxes) required by law to be withheld in connection with the exercise of the SARs. The portion of any shares of CDI Stock withheld pursuant to the applicable tax laws shall be determined by using the Fair Market Value of CDI Stock on the Date of Exercise and applying the minimum required tax withholding rates.

8. Nontransferablity of SARs. The SARs may not be transferred, in whole or in part, except (a) by will or the applicable laws of descent and distribution or (b) with the prior written approval of the Committee, to the spouse or descendant of the Recipient or a trust for the benefit of the spouse or descendants.

9. Stock Ownership Requirements. If the Recipient is subject to any stock ownership requirements imposed by the Company, those requirements may limit the Recipient’s ability to sell or otherwise transfer some or all of the shares of CDI Stock acquired by the Recipient through the exercise of the SARs.

10. Awards Policy. This Award is subject to the terms and conditions of the Policy on Cash Bonus Awards and Equity Awards Clawback for CDI Corp. and its Related Companies.

11. Cancellation of SARs and Repayment of Gains. Notwithstanding any other provision of this Agreement, if the Committee determines that the Recipient has entered into or intends to enter into competition with the Company or any of its subsidiaries, the Committee may, in its discretion, at any time during the term of the non-competitive covenant, if any, in the employment agreement, engagement agreement, “covenants and agreements” or similar document between the Recipient and the Company which is being violated by such competition, cancel the outstanding SARs granted to the Recipient and/or require the Recipient to pay to the Company an amount equal to any gains derived from the exercise of any SARs previously granted to and exercised by the Recipient during the one-year period prior to the termination of the Recipient’s employment or engagement with the Company.

12. Securities Laws. The Committee may from time to time impose any conditions on the exercise of the SARs as it deems necessary or advisable to ensure that all SARs granted under the Plan, and the exercise thereof, satisfy Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. Such conditions may include, without limitation, the partial or complete suspension of the right to exercise the SARs. The Company may also condition delivery of certificates for shares of CDI Stock upon the prior receipt from the Recipient of any undertakings that it determines are required to ensure that the certificates are being issued in compliance with federal and state securities laws.

13. Rights Prior to Issuance of Certificates. Neither the Recipient nor any person to whom the Recipient’s rights shall have passed by will or by the laws of descent and distribution shall have any of the rights of a shareholder with respect to any shares of CDI Stock issuable upon exercise of the SARs until the date of issuance to the Recipient of a certificate for such shares.

14. SARs Do Not Affect Employment Relationship. This Grant shall not confer upon the Recipient any right to continue in the employ or service of the Company, nor interfere in any way with the right of the Company to terminate the employment of the Recipient at any time.

15. Interpretation. The Committee shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.

16. Acknowledgement. The Recipient acknowledges receipt of a copy of the Plan and certain information related thereto and represents that she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions of the Plan. The Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of independent counsel prior to executing this Agreement and fully understands all provisions relating to this Agreement. The Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to any questions arising under the Plan or this Agreement. In addition, by entering into this Agreement and accepting this Grant, the Recipient acknowledges that: (a) the Grant is a one-time benefit and does not create any contractual or other right to receive future grants, awards or other benefits in lieu of grants; (b) the Recipient’s participation in the Plan is voluntary; (c) this Grant is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, termination, bonuses, retirement benefits or similar payments; and (d) the future value of CDI Stock is unknown and cannot be predicted, and the Recipient is not, and will not, rely on any representation by the Company or any of its personnel regarding the future value of CDI Stock.

17. Execution of this Agreement. If the Recipient does not sign and return this Agreement, the Company is not obligated to provide the Recipient with any benefit hereunder and may refuse to issue shares of CDI Stock to the Recipient in connection with this Grant. If the Recipient receives any shares of CDI Stock in connection with this Grant but has not signed and returned this Agreement, she will be deemed to have accepted and agreed to the terms set forth herein.

CDI CORP.		RECIPIENT

By:		Signature:
	Name:	Print Name:
	Title:	Date:

EXHIBIT B

FORM OF TIME-VESTED DEFERRED STOCK AWARD AGREEMENT

CDI Corp.

TIME-VESTED DEFERRED STOCK AGREEMENT

1. Grant of Time-Vested Deferred Stock. The Company hereby grants to Paulett Eberhart (the “Recipient”) 100,000 shares of Time-Vested Deferred Stock. This grant is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms of this Agreement and the Plan, the Plan will prevail.

2. Definitions.

(a) “Board” means the Board of Directors of CDI Corp.

(b) “CDI Stock” means CDI Corp. common stock, par value $.10 per share.

(c) “Committee” means the Compensation Committee of the Board or its successor.

(d) “Company,” as the context requires, means CDI Corp., CDI Corp. and its subsidiaries, or the individual subsidiary of CDI Corp. which employs or retains the Recipient.

(e) “Date of Grant” means January     , 2011.

(f) “Disability” means a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(g) “Fair Market Value” means the closing price of actual sales of CDI Stock on the New York Stock Exchange composite tape on a given date or, if there are no such sales on such date, the closing price of CDI Stock on such Exchange on the last preceding date on which there was a sale.

(h) “Grant” means the grant of Time-Vested Deferred Stock to the Recipient which is described in Section 1 of this Agreement.

(i) “Plan” means the CDI Corp. 2004 Omnibus Stock Plan.

(j) “Retirement” means the Recipient’s voluntary resignation from the Company:

(i)	on or after the date that Recipient satisfies one of the following combinations of age and years of service with the Company:

•	60 years of age and 20 years of service;

•	62 years of age and 15 years of service; or

•	65 years of age and 5 years of service; or

(ii)	at such earlier date as may be approved by the Committee, in its sole discretion.

3. Vesting. The shares of Time-Vested Deferred Stock will vest at the rate of 20% per year on each of the first five anniversaries of the Date of Grant; provided, however, that no Time-Vested Deferred Stock will vest on a scheduled vesting date unless (i) the Recipient is employed by the Company on such date and (ii) the Fair Market Value of one share of CDI Stock on such vesting date equals or exceeds the Fair Market Value of one share of CDI Stock on the Date of Grant. In the event that clause (ii) of the immediately preceding sentence is not satisfied with respect to any shares of Time-Vested Deferred Stock, such shares shall vest on the immediately following scheduled vesting date if (i) the Recipient is employed by the Company on such date and (ii) the Fair Market Value of one share of CDI Stock on such date equals or exceeds the Fair Market Value of one share of CDI Stock on the Date of Grant; provided, however, that if the requirement in clause (ii) is not satisfied, such shares of Time-Vested Deferred Stock shall be forfeited. For all shares of Time-Vested Deferred Stock in which the Recipient becomes vested, a stock certificate representing an equal number of shares of CDI Stock will be delivered to the Recipient within 30 days after such shares vest, or if the Recipient chooses, the shares of CDI Stock may be issued in book entry form. The number of shares of CDI Stock payable to the Recipient shall be decreased in accordance with Section 5 below regarding tax withholding. If the Recipient’s employment with the Company terminates for any reason prior to the vesting of shares of Time-Vested Deferred Stock, none of the unvested shares shall ever vest and such shares shall be forfeited as of the date that Recipient’s employment with the Company terminates.

4. Dividends. No dividends shall be paid with respect to the Time-Vested Deferred Stock. In lieu thereof, if vesting occurs, the Recipient will be granted (at the end of the vesting period) that number of additional whole shares of CDI Stock that can be purchased (based on their Fair Market Value on the date of vesting) with the sum of the dividends that would have been paid with respect to an equal number of shares of CDI Stock between the Date of Grant and the end of the vesting period. The number of shares of CDI Stock granted to the Recipient with respect to dividends shall be decreased in accordance with Section 5 below regarding tax withholding.

5. Tax Withholding. The number of shares of CDI Stock to be delivered to the Recipient upon vesting of the Time-Vested Deferred Stock (including shares granted pursuant to Section 4) shall be reduced by the number of shares having a Fair Market Value equal to all taxes (including, without limitation, federal, state, local or foreign income or payroll taxes) required by law to be withheld in connection with the vesting of the Time-Vested Deferred Stock. The portion of any shares of CDI Stock withheld pursuant to the applicable tax laws shall be determined by using the Fair Market Value of CDI Stock on the date of vesting and applying the minimum required tax withholding rates.

6. Nontransferablity of the Grant. The Time-Vested Deferred Stock may not be transferred, in whole or in part, except by will or the applicable laws of descent and distribution.

7. Stock Ownership Requirements. If the Recipient is subject to any stock ownership requirements imposed by the Company, those requirements may limit the Recipient’s ability to sell or otherwise transfer some or all of the shares of CDI Stock acquired by the Recipient upon the vesting of the Time-Vested Deferred Stock.

8. Awards Policy. This Grant is subject to the terms and conditions of the Policy on Cash Bonus Awards and Equity Awards Clawback for CDI Corp. and its Related Companies.

9. Cancellation of Time-Vested Deferred Stock and Repayment of Gains. Notwithstanding any other provision of this Agreement, if the Committee determines that the Recipient has entered into or intends to enter into competition with the Company or any of its subsidiaries, the

Committee may, in its discretion, at any time during the term of the non-competitive covenant, if any, in the employment agreement, engagement agreement, “covenants and agreements” or similar document between the Recipient and the Company which is being violated by such competition: (a) cancel any then-unvested shares of Time-Vested Deferred Stock granted to the Recipient and/or (b) require the Recipient to pay to the Company an amount equal to the value derived from the CDI Stock issued to the Recipient upon the vesting of any Time-Vested Deferred Stock during the one-year period prior to the termination of the Recipient’s employment or engagement with the Company.

10. Compliance with Laws. All shares of CDI Stock issued hereunder to the Recipient or her personal representative shall be transferred in accordance with all applicable laws, regulations or listing requirements of any national securities exchange, and the Company may take all actions necessary or appropriate to comply with such requirements including, without limitation, restricting (by legend or otherwise) such CDI Stock as shall be necessary or appropriate, in the opinion of counsel for the Company, to comply with applicable federal and state securities laws, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission, and postponing the issuance or delivery of any shares of CDI Stock. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated to issue or deliver any shares of CDI Stock if such action violates any provision of any law or regulation of any governmental authority or any national securities exchange. The Company may also condition delivery of certificates for shares of CDI Stock upon the prior receipt from the Recipient of any undertakings that it determines are required to ensure that the certificates are being issued in compliance with federal and state securities laws.

11. Rights Prior to Issuance of Certificates. Neither the Recipient nor any person to whom the Recipient’s rights shall have passed by will or by the laws of descent and distribution shall have any of the rights of a shareholder with respect to any shares of Time-Vested Deferred Stock or any shares of CDI Stock issuable upon vesting of the Time-Vested Deferred Stock until the date of issuance to the Recipient of a certificate for shares of CDI Stock.

12. Time-Vested Deferred Stock Does Not Affect Employment Relationship. This Grant shall not confer upon the Recipient any right to continue in the employ or service of the Company, nor interfere in any way with the right of the Company to terminate the employment of the Recipient at any time.

13. Interpretation. The Committee shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.

14. Acknowledgement. The Recipient acknowledges receipt of a copy of the Plan and certain information related thereto and represents that she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions of the Plan. The Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of independent counsel prior to executing this Agreement and fully understands all provisions relating to this Agreement. In addition, by entering into this Agreement and accepting this Grant, the Recipient acknowledges that: (a) the Grant is a one-time benefit and does not create any contractual or other right to receive future grants, awards or other benefits in lieu of grants; (b) the Recipient’s participation in the Plan is voluntary; (c) this Grant is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, termination, bonuses, retirement benefits or similar payments; and (d) the future value of CDI Stock is unknown and cannot be predicted, and the Recipient is not, and will not, rely on any representation by the Company or any of its personnel regarding the future value of CDI Stock.

15. Execution of this Agreement. If the Recipient does not sign and return this Agreement, the Company is not obligated to provide the Recipient with any benefit hereunder and may refuse to issue shares of CDI Stock to the Recipient in connection with this Grant. If the Recipient receives any shares of CDI Stock in connection with this Grant but has not signed and returned this Agreement, she will be deemed to have accepted and agreed to the terms set forth herein.

CDI CORP.		RECIPIENT

By:		Signature:
	Name:	Print Name:
	Title:	Date:

EXHIBIT C

FORM OF PERFORMANCE-CONTINGENT DEFERRED STOCK AWARD

AGREEMENT

CDI Corp.

PERFORMANCE-CONTINGENT DEFERRED STOCK AGREEMENT

1. Grant of Performance-Contingent Deferred Stock. The Company hereby grants to Paulett Eberhart (the “Recipient”) a target number of 50,000 shares of Performance-Contingent Deferred Stock (“PCDS”), with a maximum possible payout of up to two hundred percent of the target number of shares of PCDS. The PCDS payout is dependent upon the Company’s performance as set forth in Section 3. This Grant is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms of this Agreement and the Plan, the Plan will prevail.

2. Definitions.

(a) “Board” means the Board of Directors of CDI Corp.

(b) “CDI Stock” means CDI Corp. common stock, par value $.10 per share.

(c) “Committee” means the Compensation Committee of the Board or its successor.

(d) “Company,” as the context requires, means CDI Corp., CDI Corp. and its subsidiaries, or the individual subsidiary of CDI Corp. which employs or retains the Recipient.

(e) “Date of Grant” means [            ], 2011.

(f) “Determination Date” means the date that the calculation of [FINANCIAL MEASURE(S]] is approved by the Committee, which shall occur as soon as reasonably practicable after the audit of the Company’s 2011 financial statements are completed.

(g) “Disability” means a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(h) “Fair Market Value” means the closing price of actual sales of CDI Stock on the New York Stock Exchange composite tape on a given date or, if there are no such sales on such date, the closing price of CDI Stock on such Exchange on the last preceding date on which there was a sale.

(i) “Grant” means the grant of PCDS to the Recipient which is described in Section 1 of this Agreement.

(j) “Plan” means the CDI Corp. 2004 Omnibus Stock Plan, as amended.

(k) “Retirement” means the Recipient’s voluntary resignation from the Company:

(i)	on or after the date that Recipient satisfies one of the following combinations of age and years of service with the Company:

•	60 years of age and 20 years of service;

•	62 years of age and 15 years of service; or

•	65 years of age and 5 years of service; or

(ii)	at such earlier date as may be approved by the Committee, in its sole discretion.

3. Performance Contingency and Vesting. Shares of PCDS will be earned and then converted into an equivalent number of shares of CDI Stock (subject to vesting) depending on the Company’s achievement of the financial measures as set forth in Attachment 1. The Recipient will not be entitled to receive any shares of CDI Stock with respect to shares of PCDS which have been earned until the shares of CDI Stock have vested. Such shares of CDI Stock will vest as follows: (a) 50% on the Determination Date, and (b) 50% on the first anniversary of the Determination Date. Within 30 days after vesting, a stock certificate (or notice of book entry issuance by the Company’s transfer agent) representing the appropriate number of shares of CDI Stock will be delivered to the Recipient. The number of shares of CDI Stock which the Recipient will receive upon vesting shall be decreased in accordance with Section 5 below regarding tax withholding. If the Recipient’s employment with the Company terminates for any reason prior to the Determination Date, no shares of CDI Stock will vest and such shares shall be forfeited as of the date that Recipient’s employment with the Company terminates. Except as otherwise provided in the Recipient’s employment agreement with the Company, if the Recipient’s employment with the Company terminates for any reason between the Determination Date and the first anniversary of the Determination Date, the Recipient will be entitled to receive the shares of CDI Stock which vested upon the Determination Date but the shares scheduled to vest on the first anniversary date of the Determination Date shall be forfeited.

4. Dividends. No dividends shall be paid with respect to shares of PCDS. In lieu thereof, at such time as shares of CDI Stock are vested, the Recipient will be granted that number of additional whole shares of CDI Stock that can be purchased (based on their Fair Market Value on the vesting date) with the sum of the dividends that would have been paid with respect to an equal number of shares of CDI Stock between the Date of Grant and the vesting date. The number of shares of CDI Stock payable to the Recipient with respect to this Section 4 shall be decreased in accordance with Section 5 below regarding tax withholding.

5. Tax Withholding. The number of shares of CDI Stock to be delivered to the Recipient upon vesting (including under Section 4) shall be reduced by the number of shares having a Fair Market Value equal to all taxes (including, without limitation, federal, state, local or foreign income or payroll taxes) required by law to be withheld in connection with the payout relating to this Grant. The portion of any shares of CDI Stock withheld pursuant to the applicable tax laws shall be determined by using the Fair Market Value of CDI Stock on the vesting date and applying the minimum required tax withholding rates.

6. Nontransferablity of this Grant. The shares of PCDS may not be transferred, in whole or in part, except by will or the applicable laws of descent and distribution.

7. Stock Ownership Requirements. If the Recipient is subject to any stock ownership requirements imposed by the Company, those requirements may limit the Recipient’s ability to sell or otherwise transfer some or all of the shares of CDI Stock which may be acquired by the Recipient in connection with this Grant.

8. Awards Policy. This Grant is subject to the terms and conditions of the Policy on Cash Bonus Awards and Equity Awards Clawback for CDI Corp. and its Related Companies.

9. Cancellation of PCDS and Repayment of Gains. Notwithstanding any other provision of this Agreement, if the Committee determines that the Recipient has entered into or intends to enter into competition with the Company or any of its subsidiaries, the Committee may, in its discretion, at any time during the term of the non-competitive covenant, if any, in the employment agreement, engagement agreement, “covenants and agreements” or similar document between the Recipient and the Company which is being violated by such competition: (a) cancel any shares of PCDS granted to the Recipient and/or (b) require the Recipient to pay to the Company an amount equal to the value derived from the CDI Stock issued to the Recipient in connection with this Grant during the one-year period prior to the termination of the Recipient’s employment or engagement with the Company.

10. Compliance with Laws. All shares of CDI Stock issued hereunder to the Recipient or her personal representative shall be transferred in accordance with all applicable laws, regulations or listing requirements of any national securities exchange, and the Company may take all actions necessary or appropriate to comply with such requirements including, without limitation, restricting (by legend or otherwise) such CDI Stock as shall be necessary or appropriate, in the opinion of counsel for the Company, to comply with applicable federal and state securities laws, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission, and postponing the issuance or delivery of any shares of CDI Stock. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated to issue or deliver any shares of CDI Stock if such action violates any provision of any law or regulation of any governmental authority or any national securities exchange. The Company may also condition delivery of certificates for shares of CDI Stock upon the prior receipt from the Recipient of any undertakings that it determines are required to ensure that the certificates are being issued in compliance with federal and state securities laws.

11. Rights Prior to Issuance of Certificates. Neither the Recipient nor any person to whom the Recipient’s rights shall have passed by will or by the laws of descent and distribution shall have any of the rights of a shareholder with respect to any shares of PCDS or any shares of CDI Stock issuable in connection with the PCDS until the date of issuance to the Recipient of a certificate (or book entry issuance) for shares of CDI Stock.

12. PCDS Does Not Affect Employment Relationship. This Grant shall not confer upon the Recipient any right to continue in the employ or service of the Company, nor interfere in any way with the right of the Company to terminate the employment of the Recipient at any time.

13. Interpretation. The Committee shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.

14. Acknowledgement. The Recipient acknowledges receipt of a copy of the Plan and certain information related thereto and represents that she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions of the Plan. The Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of independent counsel prior to executing this Agreement and fully understands all provisions relating to this Agreement. In addition, by entering into this Agreement and accepting this Grant, the Recipient acknowledges that: (a) this Grant is a one-time benefit and does not create any contractual or other right to receive future grants, awards or other benefits in lieu of grants; (b) the Recipient’s participation in the Plan is voluntary; (c) this Grant is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, termination, bonuses, retirement benefits or similar payments; and (d) the future value of CDI Stock is unknown and cannot be predicted, and the Recipient is not, and will not, rely on any representation by the Company or any of its personnel regarding the future value of CDI Stock.

15. Execution of this Agreement. If the Recipient does not sign and return this Agreement, the Company is not obligated to provide the Recipient with any benefit hereunder and may refuse to issue shares of CDI Stock to the Recipient in connection with this Grant. If the Recipient receives any shares of CDI Stock in connection with this Grant but has not signed and returned this Agreement, she will be deemed to have accepted and agreed to the terms set forth herein.

CDI CORP.		RECIPIENT

By:		Signature:
	Name:	Print Name:
	Title:	Date:

ATTACHMENT 1

TO BE DETERMINED